UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures

Dear Shareholders,

Apollo Debt Solutions BDC (“ADS” or the “Fund”) continues to deliver on its core objective of delivering attractive risk-adjusted returns to our investors. Quarter- and year-to-date through May, ADS has generated a net total return of +1.4% / 1.5%1 respectively. Since inception, ADS has generated 8.1% total net returns for Class I shares, a 179 and 370 basis point return premium to the leveraged loan2 and high yield3 markets respectively over the same period.

Investor Flows: Composition in Flux

For those that were just reading the headlines around private credit, the leveraged lending market remains resilient. Excluding software, new-issue spreads are essentially unchanged from the start of the year, reflecting ample dry powder to absorb new deal flow. Away from the wealth channel, institutions continue to allocate new money to the asset class, further buffering spreads. We believe challenges are largely confined to the software sector and like other cycles that have come before, are likely to take time to play out, but in time dispersion among managers will become apparent. At Apollo, reflecting our disciplined and patient approach in the years leading up to this point, we continue to see strong institutional investor demand for our private credit strategies, including direct lending, and we expect institutional fundraising for our direct lending strategies will exceed that of the wealth channel this year.

In the second quarter of 2026, ADS gross inflows totaled $0.3 billion in new subscriptions4, equivalent to 2% of NAV5. Through the first half of 2026, gross inflows totaled $1.0 billion6. The Fund also received shareholder requests to repurchase approximately 16.8% of outstanding shares as of March 31, 20267. As we have discussed previously, and consistent with the Fund’s designated liquidity objectives, ADS will honor redemption request for 5% of shares outstanding, which we estimate represents approximately $0.7 billion of gross outflows based on May 31, 2026 NAV per share. Taken together, we expect net outflows from ADS will be approximately $0.4 billion for the second quarter of 2026 and year-to-date, representing 3% of NAV.

The redemption trends are underpinned by a notable regional split – U.S. onshore repurchase requests moderated sequentially to approximately 4.3%8, while redemptions from offshore investors increased to 12.5%9.

Recall that last quarter, we also elected to honor the 5% target for quarterly repurchases against elevated levels of redemption requests. The vast majority of investors in the Fund continue to choose to remain invested. We have a fiduciary duty to act in the best interests of all Fund investors. Adhering to our stated targets – and delivering on them – is important in our role as long-term stewards of capital. Said differently, consistency matters.

Direct Lending at an Inflection Point

The shift we are seeing in wealth channel flows is part of a broader recalibration underway across direct lending. After years of benign market conditions and robust inflows, we believe we are in the early stages of an inflection point. We have seen this dynamic before. In prior cycles, an influx in capital fueled over-allocation – dispersion followed, and patience was rewarded. We believe the same pattern is currently emerging in direct lending.

The decisions managers made along the way matter now more than ever. As some competitors face capital constraints or are focused on managing existing exposures, at Apollo, we expect to be able to take advantage of better pricing, stronger lender protections and higher-quality assets. Our ability to do so is a function of the scale and breadth of the Apollo platform, which is most valuable precisely when others are sidelined. Apollo’s private credit franchise draws on multiple sources of capital – including our own – allowing us to provide scaled financing to large corporate borrowers regardless of conditions impacting any single fundraising channel. We have over $40 billion of dry powder across the Apollo direct lending ecosystem to deploy when the opportunity set is most compelling. ADS directly benefits from its affiliation with Apollo, the largest alternative credit manager.

Increasingly, some of the most attractive investment opportunities are being created by rapid technological innovation. For example, Apollo’s recent transactions to support Valor’s lease of GPUs to xAI and SpaceX are a clear example of our ability to capture the most compelling opportunities this cycle is creating. Over the past 6 months, Apollo has provided $10.5 billion across three bespoke investments, with ADS participating alongside other Apollo-managed investment funds. Each transaction is structured with the documentation, protections and alignment that have always defined Apollo’s approach to underwriting. These are the types of scaled, structured solutions the Apollo platform is built to deliver.

Portfolio Health Remains Robust

Since Fund launch, ADS has maintained a highly diversified and durable portfolio. As of month-end May, the ADS portfolio remains approximately 100% first lien10, with limited PIK income (approximately 2.9%11), average position sizes of 0.2%, significant equity cushion ahead of our investments (41% weighted-average loan-to-value12) and a focus on lending to large-scale businesses ($307 million weighted-average EBITDA13).

ADS portfolio credit quality also remains strong as the Fund’s underlying borrowers grew annual EBITDA by 10% year-over-year14 and weighted-average interest coverage improved 10% to 2.6x over the same period15. Traditional indicators of credit stress have remained negligible, with ADS PIK income that is half the peer average16 and non-accruals representing only 1% of the portfolio at cost17.

Our discipline extends to how we manage the liability side of the ADS balance sheet. ADS remains well capitalized with $4.3 billion of immediately available liquidity18. We also continue to see a healthy level of repayment activity, with year-to-date portfolio repayments of $1.3 billion (approximately 12% annualized)19. As of month-end May, ADS is operating at 0.77x leverage20, providing us with significant dry powder for the opportunities ahead.

Things can change quickly – just last week, during his first meeting, the new Federal Reserve Chair reinforced that rates are likely to stay higher for longer. And while we continue to believe we are at an inflection point for the direct lending sector, certain things are not changing. That includes the principles by which we have managed ADS since inception. Last quarter, we predicted more dispersion among managers. This quarter, we are seeing early indications – in deployment volumes, in pricing and in borrower fundamentals. The managers who built for this moment will become increasingly distinguishable from those who did not. The combination of higher base rates, firmer spreads and modestly higher leverage provide a compelling set-up as ADS remains focused on long-term performance. ADS is prepared for this cycle and positioned beyond it.

Thank you for your continued trust and partnership.

Sincerely,

Apollo Debt Solutions

IMPORTANT DISCLOSURES

Data as of May 31, 2026 unless otherwise indicated. All per share and return figures are presented for Class I Common Shares, unless otherwise indicated. Performance varies by share class. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless. Diversification does not ensure profit or protect against loss.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

END NOTES

1.

Past performance is not indicative of future results, and there can be no assurance that any Apollo fund or investment will achieve its objectives or avoid substantial losses. Investment return and the principal value of an investment will fluctuate. Shares may be worth more or less than original cost when redeemed. Investing involves risk, including loss of principal. Based on Class I shareholder returns as of May 31, 2026. Total net return is calculated as the change in monthly NAV per share during the period plus distributions per share divided by NAV per share at the beginning of the period. Past performance is not indicative of future results, and there can be no assurance that any Apollo fund or investment will achieve its objectives or avoid substantial losses. Actual results may vary. For Class I common shares, ADS generated returns of 1.15%, 6.20%, 9.80%, and 8.13% for the 3-month, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2026 (inception date is January 7, 2022), respectively. For Class S common shares excluding maximum upfront placement fees, ADS generated returns of 1.27%, 0.93%, 1.19%, 5.30%, 8.88%, and 7.21% for the quarter-to-date, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2026 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -2.24%, -2.61%, -2.34%, 1.64%, 7.62%, and 6.33% for the quarter-to-date, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2026 (inception date is February 1, 2022), respectively. For Class D common shares, excluding maximum upfront placement fees, ADS generated returns of 1.38%, 1.09%, 1.44%, 5.93%, 9.53%, and 10.47% for the quarter-to-date, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2026 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -0.13%, -0.43%, -0.08%, 4.36%, 8.99%, and 10.06% for the quarter-to-date, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through May 31, 2026 (inception date is July 1, 2022), respectively. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees. There can be no assurance any alternative asset classes will achieve their objectives or avoid significant losses.

END NOTES (CONTINUED)

2.

Source: Pitchbook LCD. Index performance is shown for illustrative purposes only and has limitations when used for comparison. Leveraged loan market is represented by the Morningstar LSTA US Leveraged Loan Index, a market value weighted index designed to measure the performance of the US leveraged loan market. Based on the total return for the Morningstar LSTA US Leveraged Loan Index as of May 31, 2026 versus January 7, 2022.

3.

Source: ICE BofA US High Yield Index. Index performance is shown for illustrative purposes only and has limitations when used for comparison. Based on the total return for the ICE BofA US High Yield Index as of May 31, 2026 versus January 7, 2022.

4.

Includes subscriptions for April 1, 2026, May 1, 2026 and June 1, 2026 subscription dates, as well as shares acquired via the distribution reinvestment program (“DRIP”) associated with distributions declared during the quarter. Q2 2026 inflows are not yet final and are subject to finalization with ADS’s transfer agent.

5.	Based on NAV as of March 31, 2026.
6.	Based on gross subscriptions for the first six months of the year through June 1, 2026. Includes estimated DRIP proceeds.
7.

The preliminary tender offer results included herein are based on preliminary information, are subject to adjustment and should not be regarded as final. The Fund expects to announce the final results of its tender offer at a later date.

8.	Onshore repurchase requests are based on preliminary tender offer results and are subject to adjustment and should not be regarded as final.
9.	Offshore redemption requests are based on preliminary tender offer results and are subject to adjustment and should not be regarded as final.
10.	As of May 31, 2026.
11.	Based on PIK interest income as a percent of gross investment income for the quarter ended March 31, 2026.
12.

As of May 31, 2026. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

13.

As of May 31, 2026. Based on latest information tracked on our directly originated portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

14.

Statistics presented are based on the most recently available financial information as of publication date. Reflects the views and opinions of Apollo Analysts. Subject to change at any time without notice. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results. Actual results may vary. Methodology for EBITDA growth is based on a fixed set of 147 directly originated issuers that were in the ADS portfolio for at least 5 quarters as of December 31, 2025, to measure sequential changes on a consistent, like-for-like basis. The described methodology captures more than 55% of the ADS direct portfolio as of December 31, 2025. Calculations based on the weighted average of individual portfolio company year-over-year change weighted by portfolio company December 31, 2025 investment values at cost.

15.	Interest coverage is based on the weighted average of the total ADS portfolio as of May 31, 2025 and May 31, 2026, respectively.
16.

Data based on quarter-end March 31, 2026. Non-traded BDC peer group includes BDCs which are externally-managed, had effective registration statements as of March 31, 2026 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused and had net asset values in excess of $2 billion as of March 31, 2026: Apollo Debt Solutions BDC (ADS), Blackstone Private Credit Fund (BCRED), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC) Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND) and Oaktree Strategic Credit Fund (OSCF).

17.	Non-accruals as of March 31, 2026.
18.	As of May 31, 2026. Available liquidity is composed of cash and cash equivalents plus the amount of undrawn capacity across the secured credit facilities.
19.

Based on year-to-date repayments through May 31, 2026. Annualized repayment rate is calculated as the repayments during the first five months ended May 31, 2026, annualized and divided by the average total investments at fair market value for the same period.

20.

As of May 31, 2026. The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: June 22, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary